EXHBIT 3.2
DIRECTV GROUP HOLDINGS, LLC

A Delaware Limited Liability Company

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

* * * * *

Date: July 24, 2015

Whereas the Certificate of Formation of Steam Merger Sub LLC, a Delaware limited liability company, was amended by the Certificate of Merger of DIRECTV with and into Steam Merger Sub LLC, filed with the Secretary of State of the State of Delaware on July 24, 2015, which amendment caused the name of Steam Merger Sub LLC to be changed to DIRECTV Group Holdings, LLC, be it resolved that the Limited Liability Company Agreement (the “Limited Liability Company Agreement”) of DIRECTV Group Holdings, LLC, a Delaware limited liability company, is amended and restated as set forth below, effective as of the date set forth above, by the undersigned, being the sole Member and the Manager of the Company.

ARTICLE ONE
DEFINED TERMS

The capitalized terms used in this Limited Liability Company Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.

Act.  The Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such Act.

Business Day.  Any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. §6103(a), as may be amended from time to time.

Certificate of Formation.  The Certificate of Formation of the Company as filed with the Delaware Secretary of State upon the formation of the Company and as may be amended from time to time.

Company. DIRECTV GROUP HOLDINGS, LLC, a Delaware limited liability company, as such limited liability company may from time to time be constituted.

Company Property or Properties.  All interests, properties and rights of any type owned by the Company, whether owned by the Company at the date of its formation or thereafter acquired.

DGCL.  The Delaware General Corporation Law, as it may be amended from time to time.

Interest.  The ownership interest of a Member in the Company, including the right of a Member to receive the revenues, income and loss of the Company and all management rights, voting rights or rights to consent.

Limited Liability Company Agreement.  This Limited Liability Company Agreement as originally executed and as subsequently amended from time to time.

Manager.  At any time, the Person or Persons who are then managing the business of the Company in accordance with Article Seven of this Limited Liability Company Agreement.

Member.  At any time, the Person who then owns Interests in the Company.  The sole initial Member is a party to this Limited Liability Company Agreement.

Notification.  A writing containing any information required by this Limited Liability Company Agreement to be communicated to any Person, which may be personally delivered, sent by registered or certified mail, postage prepaid, or sent by facsimile transmission promptly confirmed by mail, to such Person, at the last known address of such Person on the Company records.

Person.  Any natural person, limited liability company, general partnership, limited partnership, corporation, joint venture, trust, or association.

ARTICLE TWO
ORGANIZATION

Section 2.1.                      Member and Interest.

The name and address of the sole Member, and the Company issued Interests to the sole Member, are as follows:

Name and Address	Issued Interests

AT&T Inc.	One (1) Membership Unit representing
208 S. Akard St.	the entire ownership of the Company
Dallas, Texas 75202

Section 2.2.                      Term.  The parties hereby acknowledge that the Company was organized as a Delaware limited liability company pursuant to the Act.   The Company shall exist for a perpetual duration, unless sooner terminated in accordance with this Limited Liability Company Agreement.

Section 2.3.                      Qualification in Other Jurisdictions.  The Manager shall have the authority to cause the Company to do business in jurisdictions other than the State of Delaware only if the Manager has qualified the Company to do business as a foreign limited liability company in such jurisdiction.

Section 2.4.                      Merger.  The Company may merge with or into another limited liability company or other entity, or enter into an agreement to do so, subject to the requirements of the Act.

ARTICLE THREE
NAME; REGISTERED OFFICE AND AGENT

Section 3.1.                      Name.  The name of the Company is “DIRECTV Group Holdings, LLC”.

Section 3.2.                      Assumed Names.  The Manager may cause the Company to do business under one or more assumed names.  In connection with the use of any such assumed names, the Manager shall cause the Company to comply with the terms of any applicable assumed or fictitious name statute.

Section 3.3.                      Registered Office; Registered Agent; Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Manager may designate from time to time in the manner provided by law.  The principal office of the Company in the United States shall be at such place as the Manager may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there as required by the Act.  The Company may have such other offices as the Manager may designate from time to time.

ARTICLE FOUR
PURPOSE

Section 4.1.                      Purpose.  The purpose of the Company is to engage in any lawful business or activity for which a limited liability company may be engaged under the Act.

ARTICLE FIVE
OWNERSHIP OF COMPANY PROPERTY

Section 5.1.                      Ownership of Company Property.  Company Property shall be deemed to be owned by the Company as an entity, and the Member shall not have any ownership interest in such Company Property or any portion thereof.  Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Manager may determine.  All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

ARTICLE SIX
BOOKS AND RECORDS

Section 6.1.                      Records Required by Act.  The Manager, at the expense of the Company, shall maintain in the Company’s principal office in the United States, all records required to be kept pursuant to the Act.

ARTICLE SEVEN
MANAGEMENT OF THE COMPANY

Section 7.1.                      Appointment of Manager.  The Member hereby designates and elects Rick L. Moore as the initial Manager of the Company, who shall serve until the next annual meeting of the Member or until his successor is elected and qualified.

Section 7.2                       Management by Manager. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Manager.  The Manager need not be a resident of the State of Delaware or a Member of the Company.  Any Person dealing with the Company, other than the Member, may rely on the authority of the Manager and officers in taking any action in the name of the Company without inquiry into the provisions or compliance herewith, regardless of whether that action is actually taken in accordance with the provisions of this Limited Liability Company Agreement.

Section 7.3.                      Powers of Manager.  The Manager, or Managers, if more than one, shall have no power to cause the Company to do an act outside the purpose of the Company as set forth in Article Four hereof.  Subject to the foregoing limitation, the Manager, acting by majority vote if more than one, shall have full, complete and exclusive power to manage and control the Company, and shall have the authority to take any action such Manager (or they) deem to be necessary, convenient or advisable in connection with the management of the Company.

Section 7.4.                      Place of Meeting.  Meetings of the Manager may be held either within or without the State of Delaware, at whatever place is specified in the call of the meeting.  In the absence of specific designation, the meetings shall be held at the principal office of the Manager.

Section 7.5.                      Resignation and Removal.  Any Manager may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Member.  Any Manager may be removed at any time, with or without cause, by the Member.

Section 7.6.                      Action by Written Consent.  Any action that may be taken at a meeting of the Manager may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of those Persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of the Manager or such committee at a meeting duly called and held.  No notice shall be required in connection with the use of a written consent pursuant to this Section.

ARTICLE EIGHT
RIGHTS, POWERS AND OBLIGATIONS OF MEMBER

Section 8.1.                       Liability to Third Parties.  No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court, by reason of being a Member or Manager of the Company.

Section 8.2.                       Sale of New or Additional Interests.  The Company shall not sell any new or additional Interests to any Member or Person without the prior consent and approval of the Member.

Section 8.3.                      Transfer of Members Interest.  A Member may transfer all or a portion of its Interests to any Person; provided that such transfer shall have the prior written consent of all other Members, if any.  The transferee of any such transfer shall be entitled to have and to execute any rights or powers of a Member.

ARTICLE NINE
MEETINGS OF MEMBERS

Section 9.1.                       Place of Meetings.  All meetings of the Member (or Members, if more than one) shall be held at the principal office of the Manager as provided in Section 3.3, above, or at such other place within or without the State of Delaware as may be designated by the Managers or the Member.

Section 9.2.                       Regular Meetings.  The Member (or Members, if more than one) may designate times for the conduct of meetings of the Members.

Section 9.3.                       Special Meetings.  Special meetings of the Member (or Members, if more than one) may be called by resolution of the Manager, by the Member, or, if there is more than one (1) Member, by the Members owning at least ten percent (10%) of the Interests, for the purpose of addressing any matter upon which the Members may vote under this Limited Liability Company Agreement.  A Member may call a meeting by delivering to the Managers one or more written requests signed by such Member, stating that the Member wishes to call a meeting and indicating the specific purpose for which the meeting is to be held.  Action at the meeting shall be limited to those matters specified in the call of the meeting.

Section 9.4.                       Notice.  A Notification of all meetings, stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting to each Member and Manager.

Section 9.5.                      Waiver of Notice.  Attendance of a Member at a meeting shall constitute a waiver of Notification of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Notification of a meeting also may be waived in writing.

Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the Notification of the meeting but not so included, if the objection is expressly made at the meeting.
Section 9.6.                      Quorum.  A majority of the Members, if more than one, shall constitute a quorum at any meeting of the Members, whether present in person or by proxy.

Section 9.7.                      Action by Written Consent.  Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by Members holding the percentage of Interests required to approve such action under the Act, the Certificate of Formation or this Limited Liability Company Agreement.  Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held pursuant to this Article Nine.  No prior notice from the signing Members to the Manager or other Members shall be required in connection with the use of a written consent pursuant to this Section.  Notification of any action taken by means of a written consent of Members shall, however, be sent within a reasonable time after the date of the consent by the Manager to all Members who did not sign the written consent.

ARTICLE TEN
OFFICERS

Section 10.1.                     Selection of Officers.  The Manager may appoint a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other officers and agents as the Manager shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager.  Any person may hold two (2) or more offices.  No officer or agent need be a Member, a Manager, or a resident of the State of Delaware.

Section 10.2.                     Term of Office.  The officers of the Company shall hold office until their successors are chosen and shall qualify.  Any officer elected or appointed by the Manager may be removed at any time by the Manager, whenever, in the judgment of the Manager, the best interests of the Company will be served thereby.  Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Manager.

Section 10.3.                      Authority.  Officers and agents shall have such authority and perform such duties in the management of the Company as are provided in this Limited Liability Company Agreement or as may be determined by resolution of the Manager not inconsistent with this Limited Liability Company Agreement.

Section 10.4.                     The President.  The President shall be the ranking and chief executive officer of the Company.  He shall preside at meetings of the Manager and of the Member(s) unless he shall be absent, and he shall have power to call special meetings of the Member(s) and the Manager for any purpose or purposes, appoint and discharge, subject to the approval or review by the Manager, employees and agents of the Company and fix their compensation, and shall make and sign contracts and agreements in the name of and on behalf of the Company.  The

President shall put into operation such business policies of the Company as shall be decided upon by the Manager.  In carrying out the business policies of the Manager, the President shall have the general management and control of the business and affairs of the Company and shall be the managing executive officer of the Company, and the President, in carrying out such business policies, is given the necessary authority to discharge such responsibility.  He shall see that the books, reports, statements and certificates required by the statutes under which the Company is organized or any other laws applicable thereto, are properly kept, made and filed according to law.  The President shall, in general, have supervisory power over the other officers, the committees and the business activities of the Company, subject to the approval or review of the Manager, and he shall generally do and perform all acts incident to the office of President or which are authorized or required by law.

Section 10.5.                      The Vice Presidents.  The Vice Presidents in the order of their seniority, unless otherwise determined by the Manager, shall, in the absence or disability of the President, perform the duties and exercise the power of the President.  They also shall generally assist the President and exercise such other powers and perform such other duties as are delegated to them by the President and as the Manager shall prescribe.

Section 10.6.  The Secretary.  The Secretary shall attend all meetings of the Manager and all meetings of the Member(s) and record all the proceedings of such meetings in a book to be kept for that purpose, and he shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Manager, and he shall perform such other duties as may be prescribed by the Manager or President, under whose supervision he shall be.

Section 10.7.  Assistant Secretaries.  The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Manager, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the Manager may from time to time prescribe or as the President may from time to time delegate.

Section 10.8.  The Treasurer.

A.           Custody of Funds.  The Treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and in addition, he shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager.

B.           Disbursal.  The Treasurer shall disburse the funds of the Company as may be ordered by the Manager, taking proper vouchers for such disbursements, and he shall render to the President and the Manager, at the regular meeting of the Manager, or when the Manager so require, an account of all his transactions as Treasurer and of the financial condition of the Company.

C.           Surety Bond.  If required by the Manager, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Manager for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

D.           Additional Duties.  The Treasurer shall perform such other duties and have such other authority and powers as the Manager may from time to time prescribe or as the President may from time to time delegate.

ARTICLE ELEVEN
EXCULPATION AND INDEMNIFICATION

Section 11.1.                      Exculpation.  To the fullest extent as would be permitted by the DGCL for a corporation in respect of its directors, no Manager shall be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a manager.  For purposes of the prior sentence, the term “damages” shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements).  Each person who serves as Manager while this Section 11.1 is in effect shall be deemed to be doing so in reliance on the provisions of this Section 11.1, and neither the amendment or repeal of this Section 11.1, nor the adoption of any provision of this Limited Liability Company Agreement inconsistent with this Section 11.1, shall apply to or have any effect on the liability or alleged liability of the Manager for, arising out of, based upon, or in connection with any acts or omissions of the Manager occurring prior to such amendment, repeal or adoption of an inconsistent provision.  If any provision of this Section 11.1 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, to the fullest extent possible, the other provisions of this Section 11.1 (including, without limitation, each such portion of any paragraph of this Section 11.1 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect the Manager from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

Section 11.2.  Indemnification.

A.           Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company.  Subject to Section 11.2(C), the Company shall indemnify, to the full extent that it shall have power under applicable law (as if the Company were a Delaware corporation) to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Manager or officer of the Company, or is or was a

Manager or officer of the Company serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

B.           Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company.  Subject to Section 11.2(C), the Company shall indemnify, to the full extent that it shall have power under applicable law (as if the Company were a Delaware corporation) to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Manager or officer of the Company, or is or was a Manager or officer of the Company serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

C.           Authorization of Indemnification.  Any indemnification under this Section 11.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 11.2(A) or Section 11.2(B), as the case may be. Such determination shall be made, with respect to a person who is a Manager or officer at the time of such determination, (i) by a majority vote of the Managers who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Managers designated by a majority vote of such Managers, even though less than a quorum, or (iii) if there are no such Managers, or if such Managers so direct, by independent legal counsel in a written opinion or (iv) by the Member. Such determination shall be made, with respect to former Managers and officers, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that a present or former Manager or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

D.           Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 11.2(C), and notwithstanding the absence of any determination thereunder, any Manager or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 11.2(A) and Section 11.2(B). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Manager or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 11.2(A) or Section 11.2(B), as the case may be. Neither a contrary determination in the specific case under Section 11.2(C) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Manager or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 11.2(D) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Manager or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law (as if the Company were a Delaware corporation).

E.           Expenses Payable in Advance.  Expenses incurred by a Manager or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such manager or officer is made or threatened to be made a party by reason of the fact he or she is or was a Manager or officer of the Company, or is or was a Manager or officer of the Company serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, if required by applicable law, by or on behalf of such Manager or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 11.2.

F.           Non-exclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Section 11.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of formation, this Limited Liability Company Agreement, other agreement, vote of the Member or disinterested managers or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Section

11.2(A) and Section 11.2(B), and advancement of expenses of the persons specified in Section 11.2(E), shall be made to the fullest extent permitted by law (as if the Company were a Delaware corporation). The provisions of this Section 11.2 shall not be deemed to preclude the indemnification of any person who is not specified in Section 11.2(A) or Section 11.2(B) or the advancement of expenses of any person who is not specified in Section 11.2(E), but whom the Company has the power to or obligation to indemnify under the provisions of the Act, or otherwise.

G.           Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a Manager or officer of the Company, or is or was a Manager, officer or employee of the Company serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 11.2.

H.           Certain Definitions Applicable to this Section.  For purposes of this Section 11.2, references to “the Company” shall include, in addition to the Company, any predecessor company, corporation, or any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors or officers, so that any person who is or was a manager, director or officer of such constituent entity, or is or was a manager, director or officer of such constituent entity serving at the request of such constituent entity as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 11.2 with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Section 11.2, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a Manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such manager or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 11.2.

I.           Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.2 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Manager or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.2, shall vest as to a person when such person first becomes a Manager or officer entitled to such rights and regardless of when any claim, action, suit or proceeding naming or implicating such person has been initiated.

J.           Limitation on Indemnification.  Notwithstanding anything contained in this Section 11.2 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 11.2(E)), the Company shall not be obligated to indemnify any Manager or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Manager.

K.           Indemnification of Employees and Agents.  The Company may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Section 11.2 to Managers and officers of the Company.

L.           Subrogation.  In the event of payment under this Section 11.2, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

ARTICLE TWELVE
DISSOLUTION AND WINDING UP

Section 12.1.                     Events Causing Dissolution.  The Company shall be dissolved upon the first of the following events to occur:

A.           The written consent of the sole Member, or of the Members, if more than one, at any time to dissolve and wind up the affairs of the Company; or

B.           The occurrence of any other event that causes the dissolution of a limited liability company under the Act.

Section 12.2.                     Winding Up.  If the Company is dissolved pursuant to Section 12.1, the Company’s affairs shall be wound up as soon as reasonably practicable.

Section 12.3.                     Distribution of Company Property and Proceeds of Sale Thereof.

A.           Order of Distribution.  Upon completion of all desired sales of Company Property, and after payment of all selling costs and expenses, the proceeds of such sales, and any Company Property that is to be distributed in kind, shall be distributed to the following groups in the following order of priority:

1.           to the extent permitted by law, to satisfy Company liabilities to creditors, including Members who are creditors (other than for past due Company distributions), and the expenses of liquidation, of the Company, whether by payment or establishment of reserves;

2.           to satisfy Company obligations to Member(s) to pay past due Company distributions;

3.           to the Member(s), in accordance with the positive balances in its or their respective capital accounts, if any; and

4.           to the Member(s) in accordance with its or their respective Interests.

B.           Insufficient Assets.  The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group.  If the assets available for disposition are sufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective capital account balances or Interests of each Member in such group.

ARTICLE THIRTEEN
MISCELLANEOUS PROVISIONS

Section 13.1.                     Entire Agreement.  This Limited Liability Company Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.

Section 13.2.                     Law Governing.  THIS LIMITED LIABILITY COMPANY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 13.3.                     Successors and Assigns.  This Limited Liability Company Agreement shall be binding upon and shall inure to the benefit of the Member(s) and the Manager(s), if more than one, and its or their respective heirs, legal representatives, successors and assigns.

Section 13.4.                      Severability.  This Limited Liability Company Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and Limited Liability Company Agreement.  If any provision of this Limited Liability Company Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the parties as expressed herein, the remainder of this Limited Liability Company Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 13.5.                     Amendment.  Except as expressly provided herein, this Limited Liability Company Agreement may be amended only by action of the Member, or a majority-in-interest of such Members, if more than one.

Section 13.6.        Binding Effect.  This Limited Liability Company Agreement shall be binding upon the parties hereto as evidenced by their signatures below.

(Signature Page Follows)

In witness whereof, the sole Member and the Manager have evidenced the adoption of this Amended and Restated Limited Liability Company Agreement by their signatures below, such adoption to be effective as of the date first above written.

SOLE MEMBER:

AT&T Inc.

By:	/s/ Rick L. Moore
	Name:	Rick L. Moore
	Title:	Senior Vice President –
Corporate Development

MANAGER:

/s/ Rick L. Moore
Rick L. Moore